                                                             EXHIBIT 23(d)(i)(b)

                                   SCHEDULE A
                            AS REVISED MARCH 28, 2003
                                       TO
                          INVESTMENT ADVISORY AGREEMENT
                             DATED NOVEMBER 1, 1999
                                     BETWEEN
                              WT INVESTMENT TRUST I
                                       AND
                      RODNEY SQUARE MANAGEMENT CORPORATION

                           Premier Money Market Series
                            Prime Money Market Series
                              U.S Government Series
                                Tax-Exempt Series
                         Short/Intermediate Bond Series
                            Broad Market Bond Series
                              Municipal Bond Series
                            Short-Term Income Series
                              Large Cap Core Series
                              Small Cap Core Series
                       International Multi-Manager Series
                               WT Balanced Series
                         Large Cap Multi-Manager Series
                         Large Cap Quantitative Series
                          Mid Cap Multi-Manager Series
                          Mid Cap Quantitative Series
                         Small Cap Multi-Manager Series
                         Small Cap Quantitative Series

                                   SCHEDULE B
                            AS REVISED MARCH 28, 2003
                                       TO
                          INVESTMENT ADVISORY AGREEMENT
                             DATED NOVEMBER 1, 1999
                                     BETWEEN
                              WT INVESTMENT TRUST I
                                       AND
                      RODNEY SQUARE MANAGEMENT CORPORATION

                                                                          ANNUAL FEE AS A % OF
           SERIES                                                       AVERAGE DAILY NET ASSETS
           ------                                                       ---------------------------
PREMIER MONEY MARKET SERIES                          .20% of the Series' average daily net assets.

PRIME MONEY MARKET SERIES                            .47% of the Series' first $1 billion of average daily net assets;
                                                     .43% of the Series' next $500 million of average daily net assets;
                                                     .40% of the Series' next $500 million of average daily net assets;
                                                     and .37% of the Series' average daily net assets in excess of $2 billion.

U.S. GOVERNMENT SERIES                               .47% of the Series' first $1 billion of average daily net assets;
                                                     .43% of the Series' next $500 million of average daily net assets;
                                                     .40% of the Series' next $500 million of average daily net assets;
                                                     and .37% of the Series' average daily net assets in excess of $2 billion.

TAX - EXEMPT SERIES                                  .47% of the Series' first $1 billion of average daily net assets;
                                                     .43% of the Series' next $500 million of average daily net assets;
                                                     .40% of the Series' next $500 million of average daily net assets;
                                                     and .37% of the Series' average daily net assets in excess of $2 billion.

SHORT/INTERMEDIATE SERIES                            .35% of the Series' first $1 billion of average daily net assets;
                                                     .30% of the Series' next $1 billion of average daily net assets;
                                                     and .25% of the Series' average daily net assets over $2 billion.

BROAD MARKET BOND SERIES                             .35% of the Series' first $1 billion of average daily net assets;
                                                     .30% of the Series' next $1 billion of average daily net assets;
                                                     and .25% of the Series' average daily net assets over $2 billion.

MUNICIPAL BOND SERIES                                .35% of the Series' first $1 billion of average daily net assets;
                                                     .30% of the Series' next $1 billion of average daily net assets;
                                                     and .25% of the Series' average daily net assets over $2 billion.

SHORT-TERM INCOME SERIES                             .35% of the Series' first $1 billion of average daily net assets;
                                                     .30% of the Series' next $1 billion of average daily net assets;
                                                     and .25% of the Series' average daily net assets over $2 billion

LARGE CAP CORE SERIES                                .70% of the Series' first $1 billion of average daily net assets;
                                                     .65% of the Series' next $1 billion of average daily net assets;
                                                     and .60% of the Series' average daily net assets over $2 billion.

SMALL CAP CORE SERIES                                .60% of the Series' first $1 billion of average daily net assets;
                                                     .55% of the Series' next $1 billion of average daily net assets;
                                                     and .50% of the Series' average daily net assets over $2 billion.

INTERNATIONAL MULTI-MANAGER SERIES                   .15% of the Series average daily net assets.

WT BALANCED SERIES                                   .55% of the Series' first $1 billion of average daily net assets;
                                                     .50% of the Series' next $1 billion of average daily net assets;
                                                     and .45% of the Series' average daily net assets over $2 billion.

LARGE CAP QUANTITATIVE SERIES                        .40% of the Series average daily net assets

LARGE CAP MULTI-MANAGER SERIES                       .40% of the Series average daily net assets

MID CAP QUANTITATIVE SERIES                          .40% of the Series average daily net assets

MID CAP MULTI-MANGER SERIES                          .40% of the Series average daily net assets

SMALL CAP QUANTITATIVE SERIES                        .40% of the Series average daily net assets

SMALL CAP MULTI-MANAGER SERIES                       .40% of the Series average daily net assets